State of Delaware
Secretary of State
Division of Corporations
Delivered 04:01 PM 04/12/2024
FILED 04:01 PM 04/12/2024
SR 20241432835 - File Number 3444617

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is LMMS Management LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 108 West 13th Street, Suite 100 (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is V-Corp Services, LLC.

By: ______________________
Authorized Person

Name: Paul J Hirchak, Jr.
Print or Type

Service Request# **20241432835**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8844670
BEQUEST CAPITAL LLC
2 N TAMIAMI TRAIL
SUITE 101
SARASOTA, FL 34236

04-12-2024

ATTN: PAUL J HIRCHAK JR

DESCRIPTION		AMOUNT
3444617 - LMMS MANAGEMENT LLC 0102Y LLC		
	Formation Fee	$70.00
	Court Municipality Fee, Wilm.	$40.00
	Expedite Fee, Same Day	$100.00
	TOTAL CHARGES	$210.00
	TOTAL PAYMENTS	$210.00
	BALANCE	$0.00